Exhibit 99.5

Long-Term Contracts

Seller                              Location              Capacity (MW)     Expiration
Midwest Generation, LLC             Various in Illinois        9,105          2004
Kincaid Generation, LLC             Kincaid, Illinois          1,158          2012
Tenaska Georgia Partners, LP        Franklin, Georgia            900          2029
Tenaska Frontier, Ltd               Shiro, Texas                 830          2020
Others                              Various                    4,252          2002 to 2022
                                                            -------

    Total                                                     16,245

In 2001, approximately 37% of our sales were of purchased power.


Long-Term Commitments

At December 31, 2001, we had long-term commitments,relating to the purchase and sale of energy, capacity and transmission rights from unaffiliated utilities and others, including the Midwest Generation and AmerGen contracts, as expressed in the following table:

(in millions)   Capacity      Power-Only    Power-Only     Transmission Rights
                Purchases     Purchases        Sales          Purchases
                ---------     ---------        -----          ---------
2002             $1,005         $  551        $1,803           $139
2003              1,214            345           666             11
2004              1,222            346           219             15
2005                406            264           139             15
2006                406            250            58              5
Thereafter        3,657          2,321            22              -
                 ------         ------        ------           ----
Total            $7,910         $4,077        $2,907           $205
                 ------         ------        ------           ----